As filed with the Securities and Exchange Commission on December 23, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHATHAM LODGING TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1200777 (I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida (Address of principal executive offices)	33401 (Zip code)

Chatham Lodging Trust Amended and Restated Equity Incentive Plan
(Full title of plan)

Jeffrey H. Fisher
Chief Executive Officer
222 Lakeview Avenue, Suite 200
West Palm Beach, Florida 33401
(Name and address of agent for service)

(561) 802-4477
(Telephone number, including area code, of agent for service)

With copies to:

David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common shares of beneficial interest, par value $0.01 per share	2,434,641	$20.66	$50,299,683.06	$5,830

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of common shares of beneficial interest (the “common shares”) that may be issued in connection with share splits, share dividends or similar transactions.

(2)
Calculated in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of the common shares on the New York Stock Exchange on December 22, 2016

PART I

Explanatory Note

Chatham Lodging Trust (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register common shares of beneficial interest, par value $0.01 per share (the “common shares”), of the Company in connection with the offer and sale of such common shares pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”).  These common shares may be issued by the Company to the participants in the Plan.  The Company had previously registered 565,359 common shares for offer and sale under the Plan, which shares are in addition to the common shares to which this Registration Statement relates.

This Registration Statement is also filed to register the offer and sale of certain of these common shares issued pursuant to the Plan to affiliates of the Company.  In this regard, this Registration Statement also contains a Reoffer Prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be utilized for reoffering and resales on a continuous or delayed basis in the future for shares acquired and owned by affiliates of the Company, including executive officers of the Company pursuant to the Plan and credited to such persons’ accounts under the Plan.

PART II

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information required Part I of Form S-8 will be sent or given to participants in the Company’s Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement on Form S-8 constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

510,760 Shares

This prospectus may be used by certain selling shareholders of Chatham Lodging Trust (referred to as “we,” “our” and the “Company” in this prospectus), who are “affiliates” (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the resale of up to an aggregate of 510,760 shares of the Company’s common shares of beneficial interest $0.01 par value per share (the “common shares”) which have been issued to such selling shareholders pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”).
The selling shareholders may reoffer for sale and resell all or a portion of the common shares being offered pursuant to this prospectus in transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions, through the writing of options on the common shares or through a combination of these methods. The selling shareholders may offer the common shares at prices related to prevailing market prices, at negotiated prices or at such other prices as such selling shareholders may otherwise determine.
We will not receive any of the proceeds from the sale of the common shares by the selling shareholders. We will bear all expenses incurred in connection with the registration of the common shares being offered by the selling shareholders. The selling shareholders shall be responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these shares.
Our common shares are listed on the NYSE under the symbol “CLDT.” The last reported trading price of our common shares on the NYSE on December 22, 2016 was $20.67 per share.
Investing in our common shares involves risks. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2016

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus, in future filings with the Securities and Exchange Commission (the “SEC”) or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and investment strategy;

•	our forecasted operating results;

•	completion of hotel acquisitions;

•	our ability to obtain future financing arrangements;

•	our expected leverage levels;

•	our understanding of our competition;

•	market and lodging industry trends and expectations;

•	our investment in joint ventures;

•	anticipated capital expenditures; and

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information available to us at the time the forward-looking statements are made. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, prospects, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•
the factors included or incorporated by reference in this prospectus, including those set forth under the sections titled “Risk Factors” herein and in our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and in the other documents that we file with the SEC;

•	general volatility of the financial markets and the market price of our securities;

•	performance of the lodging industry in general;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of and our ability to attract and retain qualified personnel;

•	our leverage levels;

•	our capital expenditures;

•	changes in our industry and the markets in which we operate, interest rates or the general U.S. or international economy;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and

•	the degree and nature of our competition.

All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CHATHAM LODGING TRUST
We were formed as a Maryland real estate investment trust on October 26, 2009. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our 2010 taxable year. We are internally managed and invest primarily in premium-branded upscale extended-stay and select-service hotels.
We currently own 38 hotels with an aggregate of 5,712 rooms located in 15 states and the District of Columbia. We also currently hold (i) a 10.3% noncontrolling interest in a joint venture (the “NewINK JV”) with affiliates of NorthStar Realty Finance Corp. (“NorthStar”), which was formed in the second quarter of 2014 and acquired 47 hotels comprising an aggregate of 6,097 rooms from a joint venture between us and Cerberus Capital Management and (ii) a 10.0% noncontrolling interest in a separate joint venture with affiliates of NorthStar, which was formed in the fourth quarter of 2014 and acquired 48 hotels from Inland American Real Estate Trust, Inc., comprising an aggregate of 6,401 rooms. Our current portfolio of wholly owned hotels includes upscale extended-stay hotels that operate under the Residence Inn by Marriott® brand and the Homewood Suites by Hilton® brand, as well as premium-branded select-service hotels that operate under the Courtyard by Marriott® brand, the Hampton Inn or Hampton Inn and Suites by Hilton® brand, the SpringHill Suites by Marriott® brand, the Hilton Garden Inn by Hilton® brand and the Hyatt Place® brand.
We are the sole general partner of our operating partnership. Substantially all of our assets are held by, and all of our operations are conducted through, our operating partnership.
Our principal executive offices are located at 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401. Our telephone number is (561) 802-4477. Our website is www.chathamlodgingtrust.com. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus.

RISK FACTORS
Investing in our common shares involves risks. Before making an investment decision with respect to the common shares, you should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as the risks and uncertainties and additional information in our reports filed with the SEC on Forms 10-K, 10-Q and 8-K and in the documents incorporated by reference in this prospectus and our reports and other filings with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. Some statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the common shares by the selling shareholders. We will bear all expenses incurred in connection with the registration of the common shares being offered by the selling shareholders. The selling shareholders shall be responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these common shares.

SELLING SHAREHOLDERS
This prospectus is to be used in connection with any reoffer and resale of the Company’s common shares acquired pursuant to the Plan by persons who may be considered “affiliates” of the Company within the meaning of the Securities Act. The selling shareholders are either employees, directors or officers of the Company who have been granted restricted or control shares of the Company’s common shares under the Plan through the date of this prospectus.
The following table provides information regarding the selling shareholders and the number of common shares that they have acquired pursuant to the Plan through the date of this prospectus and that they may offer pursuant to this prospectus. Under the rules of the SEC, beneficial ownership includes common shares over which the indicated beneficial owner exercises voting or investment power.
We believe that the selling shareholders named in the table have sole voting and investment power with respect to all common shares beneficially owned. The information regarding common shares beneficially owned after the offering assumes the sale of all common shares offered by the selling shareholders. The percentage ownership data are based on 38,366,091 common shares issued and outstanding as of December 22, 2016.

	Position with the Company	Shares Owned Immediately Prior to the Offering	Shares Being Offered for Resale Under this Prospectus	Immediately Following the Offering(1)
Name				Shares Beneficially Owned	Percentage(2)
Jeffery H. Fisher	Chairman, President and Chief Executive Officer	875,787(3)	254,387	875,787(1)	2.28
Dennis M. Craven	Executive Vice President and Chief Operating Officer	105,301	115,892	105,301	*
Jeremy B. Wegner	Senior Vice President and Chief Financial Officer	8,949	15,879	8,949	*
Peter Willis	Executive Vice President and Chief Investment Officer	95,211	67,459	95,211	*
Robert Perlmutter	Trustee	31,028	11,058	31,028	*
Jack P. DeBoer	Trustee	25,186	9,220	25,186	*
Miles Berger	Trustee	23,995	5,529	23,995	*
Thomas J. Crocker	Trustee	21,686	9,220	21,686	*
Glen R. Gilbert	Trustee	17,995	5,529	17,995	*
Rolf E. Ruhfus	Trustee	17,995	5,529	17,995	*
C. Gerald Goldsmith	Trustee	16,763	5,529	16,763	*
Joel F. Zemans	Trustee	22,995	5,529	22,995	*

* Less than one percent of common shares outstanding.

(1)    Assumes the selling shareholders sell all of the common shares being offered by this prospectus.
(2)    Percentage calculated based upon the assumption that the selling shareholders sell all of the common shares being offered by this prospectus.
(3)     This amount includes 100 common shares owned by Jeffrey Fisher Marital Trust. Mr. Fisher disclaims beneficial ownership of those shares

PLAN OF DISTRIBUTION

The common shares covered by this prospectus are being registered by us for the account of the selling shareholders.
The common shares offered hereby may be sold from time to time directly by or on behalf of each selling shareholder in one or more transactions on the NYSE or on any stock exchange on which the common shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
In connection with sales, a selling shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
We are bearing all costs relating to the registration of the common shares to be offered hereby. Any commissions or other fees payable to broker-dealers in connection with any sale of the common shares will be borne by the selling shareholder or other party selling such common shares. In order to comply with certain states’ securities laws, if applicable, the common shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common shares may not be sold unless the common shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the common shares must also be made by the selling shareholder in compliance with all other applicable state securities laws and regulations.
In addition to any shares sold hereunder, selling shareholders may sell common shares in compliance with Rule 144. There is no assurance that the selling shareholders will sell all or a portion of the common shares offered hereby.
The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common shares against certain liabilities in connection with the offering of the common shares arising under the Securities Act.
We have notified the selling shareholders of the need to deliver a copy of this prospectus in connection with any sale of the common shares.

LEGAL MATTERS
Venable LLP has issued an opinion about certain legal matters with respect to the common shares that are offered hereby.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Chatham Lodging Trust for the year ended December 31, 2015, the audited historical financial statements of INK Acquisition, LLC & Affiliates, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Chatham Lodging Trust for the year ended December 31, 2015, for the period from January 1, 2014 to June 9, 2014 and for the year ended December 31, 2013, and the audited financial statements of IHP I Owner JV, LLC & Affiliates, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Chatham Lodging Trust for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.chathamlodgingtrust.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement hereto.
This prospectus is a part of a registration statement on Form S-8 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus is part of a registration statement on Form S-8 that we have filed with the SEC. The SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by our Annual Report on Form 10-K/A filed with the SEC on March 24, 2016;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

(c)
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed on April 8, 2016;

(d)	our Current Reports on Form 8-K filed on January 4, 2016, February 1, 2016, February 26, 2016, March 1, 2016 and May 19, 2016;

(e)	the description of our common shares included in our registration statement on Form 8-A filed on April 14, 2010; and

(f)	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401, Attn: Chief Financial Officer, Telephone: (561) 802-4477.

510,760 Shares

Common Shares

PROSPECTUS

December 23, 2016

PART III

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 1.    Incorporation of Documents by Reference.
The following documents filed by the Company with the SEC pursuant to the Securities Act, and the Exchange Act, as amended are incorporated herein by reference and made a part hereof (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by our Annual Report on Form 10-K/A filed with the SEC on March 24, 2016;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

(c)
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed on April 8, 2016;

(d)	our Current Reports on Form 8-K filed on January 4, 2016, February 1, 2016, February 26, 2016, March 1, 2016 and May 19, 2016; and

(e)	the description of our common shares of beneficial interest, $0.01 par value per share, or common shares, included in our registration statement on Form 8-A filed on April 14, 2010.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 2.    Description of Securities.
Not applicable.
Item 3.    Interests of Named Experts and Counsel.
None.
Item 4.    Indemnification of Trustees and Officers.
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

III-1

Our declaration of trust permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, member or manager and who is made or is threatened to be made a party to the proceeding by reason of his or her service in any such capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.
Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law requires us to obtain (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
We have entered into indemnification agreements with our trustees and our executive officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained an insurance policy under which our trustees and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such trustees and officers by reason of any acts or omissions covered under such policy in their respective capacities as trustees or officers, including certain liabilities under the Securities Act of 1933.

We have been advised that the SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933 is against public policy and is therefore unenforceable.

Item 5.    Exemption from Registration Claimed.
Not applicable.

III-2

Item 6.    Exhibits.

Exhibit Number	Description
3.1
Articles of Amendment and Restatement of Chatham Lodging Trust (incorporated by reference to Exhibit 3.1 to the Company’s Annual on Form 10-K (File No. 001-34693) filed with the Commission on February 29, 2016).

3.2
Second Amended and Restated Bylaws of Chatham Lodging Trust (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34693) filed with the Commission on April 21, 2015).

5.1	Opinion of Venable LLP as to the legality of the securities being registered (filed herewith).
10.1
Agreement of Limited Partnership of Chatham Lodging, L.P. (incorporated by reference to Exhibit 3.3 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.2
First Amendment to the Agreement of Limited Partnership of Chatham Lodging, L.P. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-34693) filed with the Commission on August 6, 2015).

10.3
Chatham Lodging Trust Equity Incentive Plan, Amended and Restated as of May 17, 2013(incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-34693) filed with the Commission on April 15, 2013).

10.4
Form of Long-Term Incentive Plan Unit Vesting Agreement (incorporated by reference to Exhibit 10.6 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.5
Form of Share Award Agreement for Trustees (incorporated by reference to Exhibit 10.7 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.6	Form of Share Award Agreement for Officers (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-34693) filed with the Commission on August 13, 2010).
23.1
PricewaterhouseCoopers LLP Consent to include Report on Financial Statements of Chatham Lodging Trust and Consent to include report on Financial Statements of INK Acquisition, LLC & Affiliates and IHP I Owner JV, LLC & Affiliates (filed herewith).

23.2	Grant Thornton LLP Consent to include Report on Financial Statements of INK Acquisition, LLC & Affiliates (filed herewith).
23.3	Grant Thornton LLP Consent to include Report on Financial Statements of IHP I Owner JV, LLC and Affiliates (filed herewith).
23.4	Consent of Venable LLP (included in Exhibit 5.1).

III-3

Item 7.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; andto include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

III-4

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on December 23, 2016.

CHATHAM LODGING TRUST

By:	/s/ Jeffrey H. Fisher
Name: Jeffrey H. Fisher
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey H. Fisher, Jeremy B. Wegner, Dennis M. Craven and Eric Kentoff and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 23, 2016.

III-5

Signature	Title

/s/ Jeffrey H. Fisher Jeffrey H. Fisher	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Jeremy B. Wegner Jeremy B. Wegner	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Miles Berger Miles Berger	Trustee
/s/ Thomas J. Crocker Thomas J. Crocker	Trustee
/s/ Jack P. DeBoer Jack P. DeBoer	Trustee
__________________ Glen R. Gilbert	Trustee
/s/ C. Gerald Goldsmith C. Gerald Goldsmith	Trustee
/s/ Robert Perlmutter Robert Perlmutter	Trustee
/s/ Rolf E. Ruhfus Rolf E. Ruhfus	Trustee

III-6

EXHIBIT INDEX

Exhibit Number	Description
3.1
Articles of Amendment and Restatement of Chatham Lodging Trust (incorporated by reference to Exhibit 3.1 to the Company’s Annual on Form 10-K (File No. 001-34693) filed with the Commission on February 29, 2016).

3.2
Second Amended and Restated Bylaws of Chatham Lodging Trust (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34693) filed with the Commission on April 21, 2015).

5.1*	Opinion of Venable LLP as to the legality of the securities being registered (filed herewith).
10.1
Agreement of Limited Partnership of Chatham Lodging, L.P. (incorporated by reference to Exhibit 3.3 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.2
First Amendment to the Agreement of Limited Partnership of Chatham Lodging, L.P. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-34693) filed with the Commission on August 6, 2015).

10.3
Chatham Lodging Trust Equity Incentive Plan, Amended and Restated as of May 17, 2013(incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-34693) filed with the Commission on April 15, 2013).

10.4
Form of Long-Term Incentive Plan Unit Vesting Agreement (incorporated by reference to Exhibit 10.6 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.5
Form of Share Award Agreement for Trustees (incorporated by reference to Exhibit 10.7 of Amendment No. 4 to the Company’s Registration Statement on Form S-11/A (File No. 333-162889) filed with the Commission on February 12, 2010).

10.6	Form of Share Award Agreement for Officers (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-34693) filed with the Commission on August 13, 2010).
23.1*
PricewaterhouseCoopers LLP Consent to include Report on Financial Statements of Chatham Lodging Trust and Consent to include report on Financial Statements of INK Acquisition, LLC & Affiliates and IHP I Owner JV, LLC & Affiliates (filed herewith).

23.2*	Grant Thornton LLP Consent to include Report on Financial Statements of INK Acquisition, LLC & Affiliates (filed herewith).
23.3*	Grant Thornton LLP Consent to include Report on Financial Statements of IHP I Owner JV, LLC and Affiliates (filed herewith).
23.4	Consent of Venable LLP (included in Exhibit 5.1).

* Filed herewith.

III-7